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                                                                    EXHIBIT 99.1

                             1993 STOCK OPTION PLAN

                                       OF

                              PANVERA CORPORATION

                              I. PURPOSE AND SCOPE

          1.1. Purpose. The purpose of this Plan is to advance the interests of PanVera Corporation (the "Company") and its shareholders by providing a means for attracting and retaining key employees of the Company who are critical to its continuance and future success, to provide additional incentive compensation to such personnel and to encourage such personnel to acquire or increase their proprietary interests in the Company. Stock options granted under this Plan may constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options which are not qualified as incentive stock options under the Code ("nonqualified stock options"). Each stock option granted under this Plan shall be clearly identified as either an incentive stock option or a non-qualified stock option at the time of grant.

          1.2. Eligible Employees. Options to purchase Common Stock of the Company under this Plan may be granted to employees of the Company or its subsidiaries who are either officers of the Company or its subsidiaries, or whose principal duties are administrative or consist of supervising the work of other employees, or who are professionals, or who are otherwise key employees. For this purpose, and for all purposes under this Plan, a subsidiary of the Company shall be any "subsidiary corporation" of the Company as defined in
Section 424(f) of the Code. An employee who is a member of the class of employees eligible to receive an option under this Plan shall hereinafter sometimes be referred to as an "eligible employee" and an eligible employee who has been granted an option shall hereinafter be referred to as a "Participant."

          1.3. Shares Available for Options. There shall be available for purchase under options granted under this Plan a total of 36,000 shares of the Common Stock of the Company, subject to adjustment as provided in Paragraph 5.1 hereof. In the event that options which have been granted under this Plan
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lapse or expire, options for an equivalent number of shares may be granted hereunder; provided, however, in no event shall the number of shares purchased through the exercise of options granted under this Plan and the number of shares subject to options at any time exceed in the aggregate more than 36,000 shares of the Common Stock of the Company.

     1.4. Maximum Calendar Year Grant to Any Employee. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable by any Participant during any calendar year under this Plan (and under all other plans of the Company or any parent or subsidiary of the Company) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

                               II. ADMINISTRATION

     2.1. Committee. The Plan shall be administered by a Committee, hereinafter referred to as the "Committee," of not less than one (1) disinterested person or persons, each of whom shall be a person who is not eligible to participate in the Plan at the time he exercises his discretion in administering the Plan and who has not, at any time within one year prior to his exercise of discretion in administering the Plan, been eligible for selection as a participant in the Plan or any other similar plan of the Company. None of the members of the Committee shall be eligible to participate in the Plan. The members of the Committee shall be appointed by the Board of Directors of the Company and shall serve at its pleasure. A majority of the Committee shall constitute a quorum at any meeting thereof and the acts of a majority of members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the Committee shall be the acts of the Committee.

     2.2. Responsibility of Committee. The Committee shall have the sole responsibility for granting options under the Plan. Subject to the express provisions of the Plan, the Committee, in its sole discretion, may grant options to eligible employees to purchase such number of shares of the Common Stock of the Company on such terms as it deems advisable and in the best interest of the Company. An eligible employee who has been granted an option under the Plan may be granted additional options under the Plan if the Committee shall so determine. Options shall be evidenced by Stock Option Agreements in such form not inconsistent with this Plan as the Committee shall from time to time determine.


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          2.3.  Rule Making Authority. Subject to the express provisions of the
Plan, the Committee is authorized to interpret, prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. The Committee's determinations and interpretations shall be final, conclusive, and binding on all persons.

                      III. TERMS AND CONDITIONS OF OPTIONS

          3.1. Option Price. The per share purchase price of the Common Stock under each incentive stock option granted pursuant to this Plan shall be determined by the Committee but shall not be less than the fair market value per share of such stock at the date of grant of such option, unless the Participant owns (within the meaning of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (hereinafter referred to as a "10% Shareholder"), in which case the per share price shall be at least one hundred ten percent (110%) of the fair market value per share of the Common Stock of the Company at the date of grant of such option. The fair market value of the Common Stock shall be as determined in good faith by the Committee in conformity with pertinent law and applicable regulations and rulings of the United States Treasury Department.

          3.2. Exercise Period. An option granted to a Participant must be exercised within ten (10) years (five (5) years if the Participant holds an incentive stock option and is a 10% Shareholder) of the date of grant or it shall lapse upon the expiration of said ten-year period (or five-year period, as the case may be) unless it shall lapse at an earlier date by reason of termination of employment as provided in Paragraph 3.3. The Committee may, in its discretion, require that a Participant be employed by the Company or a subsidiary of the Company for a designated number of years prior to the exercise by him of any option or options or portions of options granted under this Plan, and may, in its sole discretion, determine the exercise dates on which options or portions of options may be exercised by a Participant. Any such requirements may subsequently be reduced or waived by the Committee in its discretion.

     3.3.  Termination of Employment.

               (a) Any Participant whose employment with the Company or any of its subsidiaries is terminated due to retirement on such Participant's normal retirement date shall have three (3) months from the date of such termination of employment to exercise any option granted hereunder


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as to all or part of the shares under such option, subject to the condition that no option shall be exercisable subsequent to ten (10) years (five (5) years if the Participant holds an incentive stock option and is a 10% shareholder) after the date of grant and provided that at the time of termination the Participant had a present right to exercise such option. To the extent an option is not exercised within such period, it shall lapse. For this purpose, "normal retirement date" shall mean the Participant's 65th birthday. Any employee who continues his employment with the Company beyond his normal retirement date shall continue to be an eligible employee so long as he otherwise continues to qualify to participate hereunder.

        (b) If termination is due to permanent and total disability (as defined in Section 22(e) of the Code), the Participant shall have one (1) year from the date of termination of employment to exercise any option granted hereunder as to all or part of the shares under such option, subject to the condition that no option shall be exercisable subsequent to ten (10) years (five (5) years if the Participant holds an incentive stock option and is a 10% Shareholder) after the date of grant and provided that at the time of termination the Participant had a present right to exercise such option. To the extent an option is not exercised within such period, it shall lapse.

        (c) If termination is due to death, the personal representative, administrator or other representative of the estate of the deceased Participant, as the case may be, or the person or persons to whom the deceased Participant's rights under the option shall pass by will or the laws of descent and distribution, as the case may be, shall have the right to exercise any option granted hereunder as to all or part of the shares under such option to the extent exercisable at the date of the Participant's death. Such option must be exercised within one (1) year after the date of the Participant's death, subject to the condition that no option shall be exercisable subsequent to ten
(10) years (five (5) years if the Participant holds an incentive stock option and was a 10% Shareholder) after the date of grant. To the extent an option is not exercised within such period, it shall lapse.

        (d) If a Participant's employment is terminated for any reason other than those specified above, to the extent an option is not effectively exercised prior to such termination, it shall lapse one (1) month after the date of termination, unless a Participant's employment with the


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     Company is terminated for Cause (as hereinafter defined), in which event the option shall lapse immediately upon termination. For purposes hereof, termination for "Cause" shall be defined as the termination of a Participant's employment as a result of (i) deliberate, willful or gross misconduct as determined by the Board of Directors of the Company, including any action of malfeasance or wrongdoing affecting the Company and any subsidiary of the Company, (ii) a breach of any covenant not to compete or confidentiality agreement with the Company or any subsidiary of the Company, or (iii) the commission of a felony or serious misdemeanor which adversely affects the Participant's ability to perform his duties on behalf of the Company. The transfer of employment from one subsidiary to another subsidiary of the Company or from the Company to a subsidiary or a subsidiary to the Company shall not be considered to constitute a termination of employment by a Participant.

          (a) the Committee may in its sole discretion increase the periods permitted for exercise of an option following termination of employment as provided in subparagraphs 3.3(a), (b), (c) and (d), above, if allowable under applicable law; provided, however, in no event shall an option be exercisable subsequent to ten (10) years after its date of grant.

          3.4. Transferability of Options. During his lifetime a Participant may not transfer any option granted to him under this Plan and such options shall be exercisable only by the Participant. Upon his death a Participant shall have the right to transfer the option or options granted to him either by the terms of his will or under the laws of intestate succession, subject to the limitations set forth in Paragraph 3.3, and all such distributees shall be subject to the same terms and conditions of this Plan as would the Participant.

          3.5. Exercise of Option. Subject to the limitations stated elsewhere in this Plan, options granted under this Plan will be exercisable on such dates and during such periods and for such number of shares as shall be determined by the Committee. A Participant may exercise an option granted hereunder by delivering to the chief financial officer of the Company at its principal business office a written notice designating the number of shares for which it is being exercised. Payment in full in cash for the number of shares for which the option has been exercised must accompany said written notice. At the time of exercise, the Participant shall, if he has not previously done so, enter into an Incentive Stock Option Agreement or a Non-Qualified Stock Option Agreement, as the case may be, described

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in Article IV, below. Such agreements shall contain such representations, warranties and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable state and federal securities laws.


                          IV. RESTRICTIONS ON TRANSFER

      Any shares purchased pursuant to options granted hereunder may be subject to certain restrictions on the transferability thereof which restrictions are contained in Article VIII of the Company's By-Laws (or any successor thereto). A copy of the applicable restrictions will be delivered to the Participant upon execution of the Incentive Stock Option Agreement or Nonqualified Stock Option Agreement to be executed by and between the Participant and the Company at the time such option is granted. There shall be stamped on the certificates representing shares purchased upon the exercise of any option granted pursuant to the Plan an appropriate legend giving notice of the By-Laws, the acquisition of such shares for investment and the restrictions on their transfer by reason thereof.

                           V. COVENANT NOT TO COMPETE

      5.1 Covenant. Each Participant agrees that he shall not, at any time during the term of his employment by the Company and any Related Entity (as hereinafter defined) and for a six (6) month period immediately following termination of his employment with all of the Related Entities, directly or indirectly, as a proprietor, officer, employee, partner, stockholder, consultant, owner or otherwise:

            (a) Divert or attempt to divert, any business from any Related Entity, or contact, solicit or entice, or attempt to contact, solicit or entice, any present or future customer of any Related Entity or any person with whom any Related Entity is conducting negotiations or to whom any Related Entity has submitted a bid so as to cause, or attempt to cause, any of said customers or persons not to do business with such Related Entity or to purchase products or services sold by such Related Entity from any source other than such Related Entity;


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               (b) Induce, or attempt to induce, any person who is or has been an employee of any Related Entity to terminate his employment by any of the Related Entities or accept employment with a business which sells products or services which are competitive with those products or services offered by any of the Related Entities.

          5.2. Definition. For purposes of the Plan, the term "Related Entity" shall be defined as the Company, any subsidiary, parent or affiliate of the Company, or any partnership or other form of business organization in which the shareholders of the Company directly or indirectly own a controlling (i.e., more than fifty percent (50%)) interest.

          5.3. Expiration. Notwithstanding anything contained herein to the contrary, the provisions of Paragraph 5.1 shall terminate with respect to a Participant at such time as such Participant's options granted hereunder are fully vested pursuant to the terms of the initial Incentive Stock Option Agreement or Nonqualified Stock Option Agreement, as the case may be, entered into between the Company and the Participant.

          5.4. Enforcement. In addition to all of the legal remedies available to the Company for enforcement of the covenant of this Article V, each Participant shall acknowledge in his Option Agreement that the Company shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof. The Participant acknowledges that his obligations set forth in this Article V shall survive the termination of his employment and continue thereafter for the periods stated herein.

                               VI. MISCELLANEOUS

          6.1. Fractional Shares. No fractional shares of stock shall be issued upon the exercise of any option and the Company shall not be under any obligation to compensate any Participant in any way for such fractional share.

          6.2. Reservation of Shares. The Company shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient for the grant of options for all shares available for options pursuant to Paragraph 1.3 hereof. Said shares may be either in the form of treasury shares or authorized but previously unissued shares. If in the opinion of

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its counsel the issue or sale of any shares of its stock hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such shares.

          6.3. No Obligation for Employment. The Plan shall not confer upon any Participant or eligible employee any right with respect to continuation of employment by the Company or a subsidiary, nor shall it interfere in any way with the right of the Company or such subsidiary to terminate the employment of any participant or eligible employee at any time.

          6.4. Indemnification of Committee. Each person who is a member of the Committee shall be indemnified and held harmless by the Company against and for any loss, liability, or expense that may be imposed upon or be reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him. Each such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him and hold him harmless.

          6.5. Rights as a Shareholder. No holder of an option granted hereunder shall have any rights as a shareholder of the Company with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares.

          6.6. Taxes. The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the grant or exercise of any option under the Plan, and the Company may defer making delivery with respect to shares of common stock obtained pursuant to the exercise of any option until arrangements satisfactory to it have been made with respect to any such withholding obligations.


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     6.7. Adjustments. In the event there is any increase or decrease in the number of issued and outstanding shares of any class of common stock of the Company, or in the number of issued and outstanding shares of any class of stock of the Company convertible into shares of any class of common stock of the Company, by reason of a stock dividend, stock split, reverse stock split, or similar adjustment or in the event of any change in the Company or in the issued and outstanding shares of the Common Stock of the Company by reason of a recapitalization, merger, consolidation, acquisition of stock or property, reorganization, liquidation or other significant event affecting the Company or the issued and outstanding shares of its Common Stock, the number of shares of Common Stock available for options provided in Paragraph 1.3 hereof, the number of shares subject to each outstanding option, the purchase price per share under each outstanding option, and/or the consideration to be received upon the exercise of each option shall be correspondingly adjusted as deemed equitable by the Committee or each outstanding option may be converted, at the sole discretion of the Committee, into a new option to purchase such number or kind of shares of stock or other securities with such adjustment of the purchase price per share as the Committee deems appropriate to reflect such change. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any option and/or (ii) the conversion of any outstanding options into cash or other property to be received in certain of the transactions specified above. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph 6.7 shall be conclusive and binding for all purposes of the Plan. In no event shall the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time during any calendar year under this Plan (and under all plans of the Company or any parent or subsidiary of the Company) exceed $100,000 per employee as a result of adjustments made under this Paragraph 6.7.

                         VII  TERMINATION AND AMENDMENT

     Unless previously terminated by the Board of Directors, this Plan shall continue until ten years following the date of its initial approval by the Board of Directors, when it shall terminate and no options shall be granted under the Plan after that date. Options may be granted under the Plan subject to the approval of the Plan by the Company's shareholders. The Plan may at any time and from time to time be terminated, modified, or amended by the Board of Directors of the Company in its sole discretion. However, no modification or amendment which would


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increase the maximum number of shares for which incentive stock options may be granted under the Plan or change the class of employees eligible to receive incentive stock options shall be made unless shareholder approval required pursuant to Section 422 of the Code is obtained. In no event shall the termination or any modification or amendment of the Plan, without the consent of a Participant, adversely affect his rights under an option theretofore granted to him.

      The Board of Directors may amend, modify or terminate an outstanding option, including, but not limited to, substituting another award of the same or of a different type, changing the date of exercise, or converting an incentive stock option into a nonqualified stock option; provided, however, that the Participant's consent to such action shall be required unless the Board of Directors determines that the action, taking into account any related action, would not materially adversely affect the Participant.



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